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                                      EXHIBIT 12(a)

                                      SUNAMERICA INC.
                      COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
       (FIXED CHARGES INCLUDE DIVIDENDS PAID ON PREFERRED SECURITIES OF GRANTOR TRUSTS
           AND INTEREST INCURRED ON SENIOR DEBT, BUT EXCLUDE INTEREST INCURRED ON
            FIXED ANNUITIES, GUARANTEED INVESTMENT CONTRACTS AND TRUST DEPOSITS)


                                                                  Years ended September 30,
                                   ---------------------------------------------------------
                                       1997        1996        1995        1994       1993
                                   ---------   ---------   ---------   ---------  ---------
                                                (In thousands, except ratios)
Earnings:
Pretax income                      $ 537,050   $ 392,027   $ 279,606   $ 240,001  $ 184,011

Add:
  Interest incurred on
    senior indebtedness              106,279      69,033      55,985      50,292     36,246

  Dividends paid on preferred
    securities of grantor trusts      41,874      20,235       1,673          --         --
                                   ---------   ---------   ---------   ---------  ---------
Total earnings                     $ 685,203   $ 481,295   $ 337,264   $ 290,293  $ 220,257
                                   =========   =========   =========   =========  =========
Fixed charges:
Interest incurred on
  senior indebtedness              $ 106,279   $  69,033   $  55,985   $  50,292  $  36,246

Dividends paid on preferred
  securities of grantor trusts        41,874      20,235       1,673          --         --
                                   ---------   ---------   ---------   ---------  ---------
Total fixed charges                $ 148,153   $  89,268   $  57,658   $  50,292  $  36,246
                                   =========   =========   =========   =========  =========

Ratio of earnings to fixed charges
  (which include dividends paid on
  preferred securities of grantor
  trusts and interest incurred on
  senior debt, but exclude interest
  incurred on fixed annuities,
  guaranteed investment contracts
  and trust deposits)                    4.6x        5.4x        5.8x        5.8x       6.1x
                                   =========   =========   =========   =========  =========

                                       SUNAMERICA INC.
                      COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
       (FIXED CHARGES INCLUDE DIVIDENDS PAID ON PREFERRED SECURITIES OF GRANTOR TRUSTS
                   AND INTEREST INCURRED ON SENIOR DEBT, FIXED ANNUITIES,
                     GUARANTEED INVESTMENT CONTRACTS AND TRUST DEPOSITS)

                                                                   Years ended September 30,
                                  ----------------------------------------------------------
                                        1997        1996        1995        1994        1993
                                  ----------  ----------   ---------   ---------   ---------
Earnings:                                          (In thousands, except ratios)

Pretax income                     $  537,050  $  392,027   $ 279,606   $ 240,001   $ 184,011
                                  ----------  ----------   ---------   ---------   ---------
Add:
  Interest incurred on:
    Fixed annuity contracts          644,426     410,269     258,730     254,464     308,910
    Guaranteed investment contracts  314,144     252,027     213,340     150,424     136,984
    Trust deposits                     9,726       9,968      10,519       8,516       8,438
    Senior indebtedness              106,279      69,033      55,985      50,292      36,246
                                  ----------  ----------   ---------   ---------   ---------
    Total interest incurred        1,074,575     741,297     538,574     463,696     490,578
                                  ----------  ----------   ---------   ---------   ---------
  Dividends paid on preferred
    securities of grantor trusts      41,874      20,235       1,673          --          --
                                  ----------  ----------   ---------   ---------   ---------
Total earnings                    $1,653,499  $1,153,559   $ 819,853   $ 703,697   $ 674,589
                                  ==========  ==========   =========   =========   =========
Fixed charges:
Interest incurred on:
  Fixed annuity contracts         $  644,426  $  410,269   $ 258,730   $ 254,464   $ 308,910
  Guaranteed investment contracts    314,144     252,027     213,340     150,424     136,984
  Trust deposits                       9,726       9,968      10,519       8,516       8,438
  Senior indebtedness                106,279      69,033      55,985      50,292      36,246
                                  ----------  ----------   ---------   ---------   ---------
  Total interest incurred          1,074,575     741,297     538,574     463,696     490,578

Dividends paid on preferred
  securities of grantor trusts        41,874      20,235       1,673          --          --
                                  ----------  ----------   ---------   ---------   ---------
Total fixed charges               $1,116,449  $  761,532   $ 540,247   $ 463,696   $ 490,578
                                  ==========  ==========   =========   =========   =========

Ratio of earnings to fixed charges
  (which include dividends paid on
  preferred securities of grantor
  trusts and interest incurred on
  senior debt, fixed annuities,
  guaranteed investment contracts
  and trust deposits)                    1.5x        1.5x        1.5x        1.5x       1.4x
                                  ==========  ==========   =========   =========   ========
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